Exhibit 4.1

COMMON STOCK

Talecris
BIOTHERAPEUTICS

TB

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 874227 10 1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

is the registered holder of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE OF

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.
CORPORATE
DELAWARE
2005
SEAL

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

PROOF OF: SEPTEMBER 17, 2009
TALECRIS BIOTHERAPEUTICS
TSB 00265
OPERATOR: AP
NEW

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: DENISE LITTLE 931-490-1706

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo prints in PMS 294 and PMS 306. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Shares , Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated Signature(s) Guaranteed: Signature(s) THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE) PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: DENISE LITTLE 931-490-1706 PROOF OF: SEPTEMBER 17, 2009 TALECRIS BIOTHERAPEUTICS TSB 00265 OPERATOR: AP NEW